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Exhibit 21.

Capital City Bank Group, Inc. Subsidiaries, at December 31, 2022.
Direct Subsidiaries:
Capital City Banc Investments Inc. (Florida)
Capital City Bank (Florida)
Capital City Strategic Wealth,

LLC (Florida)
CCBG Capital Trust I (Delaware)
CCBG Capital Trust II (Delaware)
Indirect Subsidiaries:
Capital City Investments (DBA)
Capital City Trust Company (Florida)
Capital City Home Loans,

LLC (Georgia)
FNB Financial Services, LLC (Florida)
Southeastern Oaks, LLC (Florida)
Capital City Wealth

Advisors, Inc. (Florida)

Southern Live Oak Investments, Inc. (Delaware)
Red Hills REIT, Inc.

(Florida)